QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

ENBRIDGE ENERGY PARTNERS, L.P.
Subsidiaries of the Registrant

Company Name	State of Incorporation/ Formation/Organization
Dufour Petroleum, L.P.	Delaware
Enbridge Energy, Limited Partnership	Delaware
Enbridge Gathering (Texarkana) L.L.C.	Delaware
Enbridge Holdings (Texas Systems) L.L.C.	Delaware
Enbridge Marketing (East Texas) L.P.	Delaware
Enbridge Marketing (U.S.) L.L.C.	Delaware
Enbridge Marketing (U.S.) L.P.	Texas
Enbridge Midcoast Energy, L.P.	Texas
Enbridge Midcoast Holdings, L.L.C.	Delaware
Enbridge Midcoast Limited Holdings, L.L.C.	Delaware
Enbridge Offshore Pipelines (Seacrest) L.P.	Texas
Enbridge Offshore Pipelines (UTOS) LLC	Delaware
Enbridge Pipelines (Alabama Gathering) L.L.C.	Alabama
Enbridge Pipelines (Alabama Intrastate) L.L.C.	Alabama
Enbridge Pipelines (AlaTenn) L.L.C.	Alabama
Enbridge Pipelines (Bamagas Intrastate) L.L.C.	Delaware
Enbridge Pipelines (East Texas) L.P.	Delaware
Enbridge Pipelines (KPC)	Kansas
Enbridge Pipelines (Lakehead) L.L.C.	Delaware
Enbridge Pipelines (Louisiana Intrastate) L.L.C.	Delaware
Enbridge Pipelines (Louisiana Liquids) L.L.C.	Delaware
Enbridge Pipelines (Midla) L.L.C.	Delaware
Enbridge Pipelines (NE Texas) L.P.	Delaware
Enbridge Pipelines (NE Texas Liquids) L.L.C.	Delaware
Enbridge Pipelines (North Dakota) LLC	Delaware
Enbridge Pipelines (SIGCO Intrastate) L.L.C.	Delaware
Enbridge Pipelines (Tennessee River) L.L.C.	Alabama
Enbridge Pipelines (Texas Gathering) L.P.	Delaware
Enbridge Pipelines (Texas Intrastate) L.P.	Texas
Enbridge Processing (East Texas) L.P.	Delaware
Enbridge Processing (Mississippi) L.L.C.	Delaware

H&W Pipeline, L.L.C.	Alabama
Mid Louisiana Gas Transmission, L.L.C.	Delaware
Midcoast Holdings No. One, L.L.C.	Delaware
Midcoast Kansas General Partner, L.L.C.	Delaware
Midcoast Kansas Pipeline, L.L.C.	Delaware
Nugget Drilling Corporation	Minnesota
Pan Grande Pipeline, L.L.C.	Texas
Texana Pipeline Company	Texas

QuickLinks

ENBRIDGE ENERGY PARTNERS, L.P. Subsidiaries of the Registrant